                                       Rule 424 (b)(2)
                                       File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR152                  Dated:  11/12/97
                           -----                          --------

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                          21869EGK5

Principal Amount:                               49,000,000.00

Settlement Date:                                11/12/97

Base Rate:                                      Fed Funds

Index Maturity:                                 Daily

Initial Interest Rate:                          5.67% (5.50% telerate pg. 120,
                                                effective Fed Funds rate
                                                11/10/97)
Spread or Spread Multiplier, if applicable:     Plus 17 Basis Points

Interest Rate Rest Dates:                       Daily (one day lookback Telerate
                                                pg. 120)

Interest Payment Dates:                         Quarterly on 3rd Wed. of  Feb,
                                                May, Aug, Nov.

First Coupon:                                   2/18/98

Day Count:                                      Actual/360

Stated Maturity Date:                           11/12/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Initial Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: